UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 7, 2008 (October 1, 2008)

CHINA TRANSINFO TECHNOLOGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-34134	87-0616524
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

07 Floor E-Wing Center
No. 113 Zhichunlu, Haidian District
Beijing, China 100086

(Address of Principal Executive Offices)

(86 10) 82671299
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 1, 2008, Beijing PKU Chinafront High Technology Co., Ltd. (“PKU”), a majority-owned subsidiary of China TransInfo Technology Corp. (the “Company”) entered into an equity transfer agreement (the “Equity Transfer Agreement”) with six individual shareholders, Qing Lu, Xiaohong Chen, Hangfei Lin, Gang Li, Jianzhong Zhang and Jieqing Guo (collectively, the “Transferors”), of Shanghai Yootu Information Technology Co., Ltd. (“Shanghai Yootu”) to purchase 100% ownership of Shanghai Yootu from the Transferors. Shanghai Yootu, a corporation incorporated in China, is one of the largest real time traffic data providers in China. It specializes in the research and development of transportation information collection systems, transportation information application systems, transportation dynamic data processing, and transportation information location service systems.

Under the terms of the Equity Transfer Agreement, PKU will make the payments in three installments to the Transferors. The initial cash payment of RMB 8.8 million (approximately $1.3 million) will be paid to the Transferors within five (5) business days after the date of execution of the Equity Transfer Agreement. The second payment will be made by the later of (1) January 1, 2010 and (2) the completion of the audit of financial statements of Shanghai Yootu as of and for the fiscal year ended December 31, 2009 and will be equal to twice Shanghai Yootu’s 2009 full year net income. The second payment consists of 50% cash and 50% shares of the Company’s common stock. The number of shares issuable in satisfaction of the equity portion of the second payment will be calculated based on the 30-day average closing price of the Company’s common stock before December 31, 2009. The final payment will be made by the later of (1) January 1, 2011 and (2) the completion of the audit of financial statements of Shanghai Yootu as of and for the fiscal year ended December 31, 2010 and will be a payment in 50% cash and 50% of the Company’s common stock, which in aggregate will be equal to three times Shanghai Yootu's 2010 full year net income. The number of shares issuable in satisfaction of the equity portion of the final payment will be calculated based on the 30-day average closing price of the Company’s common stock before December 31, 2010.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Equity Transfer Agreement and is qualified in its entirety by reference to the Equity Transfer Agreement filed as Exhibit 10.1 to this current report.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On October 1, 2008, PKU consummated the acquisition of the 100% ownership of Shanghai Yootu, pursuant to the terms set forth in the Equity Transfer Agreement as described above.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

The information pertaining to the Company’s shares of common stock in Item 1.01 is incorporated herein by reference in its entirety. The shares of the Company’s common stock issuable to the Transferors under the Equity Transfer Agreement have not been registered under the Securities Act of 1933, as amended and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company intends to issue these shares in reliance on the exemption from registration provided by Regulation S. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit	Description

10.1	Equity Transfer Agreement, dated October 1, 2008, by and among Beijing PKU Chinafront High Technology Co., Ltd. and Qing Lu, Xiaohong Chen, Hangfei Lin, Gang Li, Jianzhong Zhang and Jieqing Guo.

99.1	Press release, dated October 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China TransInfo Technology Corp.

Date: October 7, 2008

/s/ Shudong Xia
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Equity Transfer Agreement, dated October 1, 2008, by and among Beijing PKU Chinafront High Technology Co., Ltd. and Qing Lu, Xiaohong Chen, Hangfei Lin, Gang Li, Jianzhong Zhang and Jieqing Guo.

99.1	Press release, dated October 1, 2008.